LEGG MASON PARTNERS VARIABLE PORTFOLIOS III, INC.

ARTICLES OF AMENDMENT

Legg Mason Partners Variable Portfolios III, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter (the “Charter”) of the Corporation is hereby amended so that the shares of stock of the Corporation classified and deemed to be designated as Class A Capital Stock of Legg Mason Partners Variable Aggressive Growth Portfolio are re-designated as Class I shares of Legg Mason Partners Aggressive Growth Portfolio.

SECOND: The Charter is hereby amended so that the shares of stock of the Corporation classified and deemed to be designated as Class A Capital Stock of Legg Mason Partners Variable Large Cap Growth Portfolio, without further designation, are re-designated as Class I shares of Legg Mason Partners Variable Large Cap Growth Portfolio.

THIRD: The amendment set forth in these Articles of Amendment was approved by at least a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

FOURTH: The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Assistant Secretary this 14th day of December, 2006.

ATTEST:		LEGG MASON PARTNERS VARIABLE PORTFOLIOS III, INC.

By:	/s/ Thomas C. Mandia	By:	/s/ R. Jay Gerken
	Thomas C. Mandia		R. Jay Gerken
	Assistant Secretary		Chairman, President and Chief Executive Officer